EXHIBIT 10.18

AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (Private Placement July 31, 2007)

This Securities Purchase Agreement (this “Agreement”) is dated as of _____________, 2007, among Manas Petroleum Corporation (formerly known as Express Systems Corporation), a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

BACKGROUND

The amendment of the previous Securities Purchase Agreement allows for the inclusion of an attached warrant at $5.50 (see paragraph B).
A new sentence “except as provise herein, the Securities Purchase Agreement will remain in full force effect”.

A.           On April 10, 2007, the Company finalized the share transaction with DWM Petroleum AG of Switzerland.

B.           Subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(2) of the Securities Act (as defined below), Rule 506 promulgated thereunder, and/or Regulation S (defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, in the aggregate, up to 10,000,00) units (the “Units”) (green-shoe 5 million units) at a price of $4.50 per Unit. Each Unit consists of (i) 1 share of Common Stock and (ii) 1 warrant exercisable, for a 2 year period at the closing (July 31, 2007), at $5.50 per share.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows with the intent to be legally bound:

ARTICLE I

PURCHASE AND SALE

1.1 Closing.  On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, the Units set forth under each Purchaser’s name on the signature pages hereto.  The aggregate Subscription Amounts for Units sold hereunder shall be up to $10,000,000 (green-shoe $ 5,000,000).  Promptly (but no later than five (5) Trading Days) after satisfaction of the conditions set forth in Section 1.2 and 1.3, the Closing shall occur at the offices of the Escrow Agent or such other location as the parties shall mutually agree.

1.2 Deliveries.
(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i) this Agreement duly executed by the Company;
(ii) a certificate evidencing all Shares of Common Stock registered in the name of such Purchaser purchased by such Purchaser;

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Address for Notice:
MANAS PETROLEUM CORPORATION                                                                                                                     MANAS PETROLEUM CORP.
BAHNHOFSTRASSE 9
6341 BAAR
By:                                                                SWITZERLAND
Name:
Title: President

With a copy to (which shall not constitute notice)

William Rosenstadt, Esq.
Rubin, Bailin, Ortoli, LLP
405 Park Avenue
New York, New York, 10022-4405
Tel: 212 935-0900
Fax: 212 826 9307

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO
MANAS PETROLEUM CORPORATION SECURITIES PURCHASE AGREEMENT]
IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Investing Entity: _____________
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Entity:

[SIGNATURE PAGES CONTINUE]